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                                                                EXHIBIT 5




                                 May 16, 1995


Metatec Corporation
7001 Metatec Boulevard
Dublin, Ohio 43017

Gentlemen:

        We are acting as counsel to Metatec Corporation, a Florida corporation (the "Company"), in connection with its Registration Statement on Form S-1 (File No. 33-58733), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 1,725,000 common shares, $0.10 par value, of the Company (the "Shares").

        In connection therewith, we have examined the Company's Amended and Restated Articles of Incorporation, the Company's Amended and Restated Bylaws, the records, as exhibited to us, of the corporate proceedings of the Company, and such other documents and records as we considered necessary for purposes of this opinion. In rendering this opinion, we have assumed, without independent investigation, the genuineness of all signatures on all documents examined by us, the conformity to original documents of all documents submitted to us as certified or facsimile copies and the authenticity of all such documents.

        Based upon the foregoing, we are of the opinion that:

                   (1) The Company is a corporation duly organized and validly existing under the laws of the State of Florida; and

                   (2) The Shares have been duly authorized and, when sold and paid for in the manner contemplated by the Registration Statement, will have been validly issued and will be fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                               Very truly yours,

                               /s/ Baker & Hostetler
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                               BAKER & HOSTETLER